Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned hereby agree that statements on Schedules 13G and 13D and Forms 3, 4 and 5 with respect to the shares of common stock of Intermolecular, Inc. and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d1(k) promulgated under the Securities Exchange Act of 1934, as amended.  The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statements or amendments.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:	As of November 17, 2011	CMEA VENTURES VI, LP

		By:	CMEA Venture VI Management, L.P.,
its General Partner

		By:	/s/ David J. Collier
General Partner

CMEA VENTURES VI GMBH & CO. KG

		By:	CMEA Venture VI Management, L.P.,
its managing limited partner

		By:	/s/ David J. Collier
General Partner

CMEA VENTURES VI MANAGEMENT, L.P.

		By:	/s/ David J. Collier
General Partner

/s/ David J. Collier
David J. Collier

/s/ Karl D. Handelsman
Karl D. Handelsman

/s/ Faysal A. Sohail
Faysal A. Sohail

/s/ James F. Watson
James F. Watson

/s/ Thomas R. Baruch
Thomas R. Baruch